SLM Private Credit Student Loan Trust 2002-A Quarterly Servicing Report

Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I.     Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005

A	i	Portfolio Balance	$607,507,705.96	$(13,690,853.11)	$593,816,852.85
	ii	Interest to be Capitalized	7,179,457.18		6,900,121.80

	iii	Total Pool	$614,687,163.14		$600,716,974.65

	iv	Cash Capitalization Account (CI)	40,178,192.00		40,178,192.00

	v	Asset Balance	$654,865,355.14		$640,895,166.65

	i	Weighted Average Coupon (WAC)	6.198%		6.484%
	ii	Weighted Average Remaining Term	173.97		172.47
	iii	Number of Loans	63,788		62,636
	iv	Number of Borrowers	43,219		42,388

	vi	Prime Loans Outstanding	$537,371,467.72		$526,298,772.40
	vii	T-bill Loans Outstanding	$76,414,235.99		$73,815,494.80
	viii	Fixed Loans Outstanding	$901,459.43		$602,707.45

						% of		% of
		Notes	Cusips	Spread	Balance 3/15/05	O/S Securities**	Balance 6/15/05	O/S Securities**
B	i	A-1 Notes	78443CAA2	0.150%	$253,395,103.58	39.577%	$239,424,915.09	38.229%
	ii	A-2 Notes	78443CAB0	0.550%	328,419,000.00	51.295%	328,419,000.00	52.439%
	iii	B Notes	78443CAC8	0.850%	23,742,000.00	3.708%	23,742,000.00	3.791%
	iv	C Notes	78443CAD6	1.700%	34,699,000.00	5.420%	34,699,000.00	5.540%

	v	Total Notes			$640,255,103.58	100.000%	$626,284,915.09	100.000%

			3/15/2005	6/15/2005
C	i	Specified Reserve Account Balance ($)	$1,725,836.00	$1,725,836.00
	ii	Reserve Account Balance ($)	$1,725,836.00	$1,725,836.00
	iii	Cash Capitalization Acct Balance ($)	$40,178,192.00	$40,178,192.00
	iv	Initial Asset Balance	$730,512,578.11	$730,512,578.11
	v	Specified Overcollateralization Amount	$14,610,251.56	$14,610,251.56
	vi	Actual Overcollateralization Amount	$14,610,251.56	$14,610,251.56
	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or September 17, 2007. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2002-A Transactions from: 3/1/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$14,256,632.00
	ii	Purchases by Servicer (Delinquencies >180)	2,232,338.35
	iii	Other Servicer Reimbursements	95.62
	iv	Other Principal Reimbursements	11,641.47

	v	Total Principal Collections	$16,500,707.44

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(2,738,658.11)
	iii	Capitalized Insurance Fee	(72,121.51)
	iv	Other Adjustments	925.29

	v	Total Non-Cash Principal Activity	$(2,809,854.33)

C	Total Student Loan Principal Activity		$13,690,853.11

D	Student Loan Interest Activity
	i	Interest Payments Received	$6,854,433.13
	ii	Purchases by Servicer (Delinquencies >180)	102,460.82
	iii	Other Servicer Reimbursements	5.36
	iv	Other Interest Reimbursements	47.81
	v	Late Fees	118,145.58
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$7,075,092.70

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	2,738,658.11
	iii	Other Interest Adjustments	(276.17)

	iv	Total Non-Cash Interest Adjustments	$2,738,381.94

F	Total Student Loan Interest Activity		$9,813,474.64

III. 2002-A Collection Account Activity 3/1/2005 through: 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$14,064,969.37
	ii	Consolidation Principal Payments	191,662.63
	iii	Purchases by Servicer (Delinquencies >180)	2,232,338.35
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	95.62
	vi	Other Re-purchased Principal	11,641.47

	vii	Total Principal Collections	$16,500,707.44

B	Interest Collections
	i	Interest Payments Received	$6,853,651.95
	ii	Consolidation Interest Payments	781.18
	iii	Purchases by Servicer (Delinquencies >180)	102,460.82
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	5.36
	vi	Other Re-purchased Interest	47.81
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	118,145.58

	x	Total Interest Collections	$7,075,092.70

C	Recoveries on Realized Losses		$—

D	Funds Borrowed from Next Collection Period		$—

E	Funds Repaid from Prior Collection Periods		$—

F	Investment Income		$381,193.04

G	Borrower Incentive Reimbursements		$75,027.62

H	Gross Swap Receipt		$4,133,580.75

I	Other Deposits		$104,200.70

	TOTAL FUNDS RECEIVED		$28,269,802.25
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(705,928.57)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$27,563,873.68

J	Amount Released from Cash Capitalizaton Account		$—

K	AVAILABLE FUNDS		$27,563,873.68

L	Servicing Fees Due for Current Period		$348,963.82

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$368,963.82

IV. 2002-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Initial Pool	2/28/2005	5/31/2005

		December 16, 2002 to September 15, 2007	15%	$103,550,157.90	$103,550,157.90
		December 17, 2007 to September 15, 2010	18%
		December 15, 2010 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$—	$—

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$—	$—
	iii	Interest Cash Recovered During Collection Period		$—	$—
	iv	Late Fees and Collection Costs Recovered During Collection Period		$—	$—

	v	Total Recoveries for Period		$—	$—

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$10,464,103.09	$12,696,441.44
	iii	Cumulative Interest Purchases by Servicer		410,259.80	512,720.62
	iv	Total Gross Defaults:		$10,874,362.89	$13,209,162.06

V. 2002-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School	6.085%	6.376%	1,927	1,299	3.021%	2.074%	$15,996,295.81	$10,433,594.26	2.633%	1.757%

Grace	5.557%	6.056%	1,524	1,720	2.389%	2.746%	$13,560,839.46	$15,762,886.31	2.232%	2.655%

Deferment	6.148%	6.473%	5,796	5,128	9.086%	8.187%	$51,042,829.68	$45,470,279.11	8.402%	7.657%

TOTAL INTERIM	6.036%	6.367%	9,247	8,147	14.496%	13.007%	$80,599,964.95	$71,666,759.68	13.267%	12.069%
REPAYMENT
Active
Current	6.144%	6.413%	48,410	48,955	75.892%	78.158%	$463,224,292.73	$462,078,249.31	76.250%	77.815%
31-60 Days Delinquent	6.798%	7.107%	1,286	1,105	2.016%	1.764%	$11,797,914.19	$9,472,424.79	1.942%	1.595%
61-90 Days Delinquent	7.046%	7.667%	618	395	0.969%	0.631%	$5,732,889.56	$3,596,775.63	0.944%	0.606%
91-120 Days Delinquent	7.182%	7.116%	315	376	0.494%	0.600%	$2,642,229.13	$3,442,397.05	0.435%	0.580%
121-150 Days Delinquent	7.255%	7.281%	289	242	0.453%	0.386%	$2,399,602.36	$2,183,532.56	0.395%	0.368%
151-180 Days Delinquent	8.074%	7.789%	134	113	0.210%	0.180%	$1,281,242.20	$976,653.01	0.211%	0.164%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Forbearance	6.656%	7.122%	3,489	3,303	5.470%	5.273%	$39,829,570.84	$40,400,060.82	6.556%	6.803%

TOTAL REPAYMENT	6.222%	6.500%	54,541	54,489	85.504%	86.993%	$526,907,741.01	$522,150,093.17	86.733%	87.931%

GRAND TOTAL	6.198%	6.484%	63,788	62,636	100.000%	100.000%	$607,507,705.96	$593,816,852.85	100.000%	100.000%

* Percentages may not total 100% due to rounding

VI. 2002-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.489%	36,813	$296,915,403.02	50.001%
- Law Loans	7.158%	12,364	133,826,140.72	22.537%
- Med Loans	5.835%	7,540	79,483,764.38	13.385%
- MBA Loans	5.995%	5,919	83,591,544.73	14.077%

- Total	6.484%	62,636	$593,816,852.85	100.000%

*Percentages may not total 100% due to rounding

VII. 2002-A Swap

Swap Payments				Swap Calculation

i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$537,371,467.72

Counterparty Pays:

ii	3 Month Libor			3.01000%
iii	Gross Swap Receipt Due Trust			$4,133,580.75
iv	Days in Period	3/15/2005	6/15/2005	92

SLM Private Credit Trust Pays:
v	Prime Rate (WSJ) Less 2.7000%			2.80000%
vi	Gross Swap Payment Due Counterparty			$3,792,517.54
vii	Days in Period	3/15/2005	6/15/2005	92

VIII. 2002-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.008075556	3/15/05 - 6/15/05	3.16000%

B	Class A-2 Interest Rate	0.009097778	3/15/05 - 6/15/05	3.56000%

C	Class B Interest Rate	0.009864444	3/15/05 - 6/15/05	3.86000%

D	Class C Interest Rate	0.012036667	3/15/05 - 6/15/05	4.71000%

IX. 2002-A Input from Prior Date 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance		$607,507,705.96
	ii Interest To Be Capitalized		7,179,457.18,

	iii Total Pool		$614,687,163.14
	iv Cash Capitalization Account (CI)		40,178,192.00

	v Asset Balance		$654,865,355.14

B	Total Note and Certificate Factor		0.880850700
C	Total Note Balance		$640,255,103.58

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class B	Class C

	i Current Factor	0.745279700	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$253,395,103.58	$328,419,000.00	$23,742,000.00	$34,699,000.00

F	Interest Shortfall	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover	$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00

X. 2002-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	3/15/05	$581,814,104	$605,556,104	$640,255,104
Asset Balance	2/28/05	$654,865,355	$654,865,355	$654,865,355

Pool Balance	5/31/05	$600,716,975	$600,716,975	$600,716,975
Amounts on Deposit*	6/15/05	58,546,395	58,312,193	57,894,533
Total		$659,263,370	$659,029,168	$658,611,508

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$73,051,251.56
Specified Class A Enhancement		$96,134,275.00	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$49,309,251.56
Specified Class B Enhancement		$64,890,635.62	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$14,610,251.56
Specified Class C Enhancement		$19,226,855.00	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XII Items B through E for the Class A, B through G for the Class B and B through I for the Class

XI. 2002-A Cash Capitalization Account

Cash Capitalization Account Balance as of Collection End Date	5/31/2005	$40,178,192.00
Less: Excess of Trust fees & Note interest due over Available Funds	6/15/2005	$—

Cash Capitalization Account Balance (CI)*		$40,178,192.00

*as defined under “Asset Balance” on page S-62 of the prospectus supplement

XII. 2002-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	3/15/2005	$581,814,103.58
	iii	Asset Balance	5/31/2005	$640,895,166.65

	iv	First Priority Principal Distribution Amount	6/15/2005	$—
				—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	3/15/2005	$605,556,103.58
	vii	Asset Balance	5/31/2005	$640,895,166.65
	viii	First Priority Principal Distribution Amount	6/15/2005	$—
	ix	Second Priority Principal Distribution Amount	6/15/2005	$—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	3/15/2005	$640,255,103.58
	xii	Asset Balance	5/31/2005	$640,895,166.65
	xiii	First Priority Principal Distribution Amount	6/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	6/15/2005	$—

	xv	Third Priority Principal Distribution Amount	6/15/2005	$—
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	3/15/2005	$640,255,103.58
	ii	Asset Balance	5/31/2005	$640,895,166.65
	iii	Specified Overcollateralization Amount	6/15/2005	$14,610,251.56
	iv	First Priority Principal Distribution Amount	6/15/2005	$—
	v	Second Priority Principal Distribution Amount	6/15/2005	$—
	vi	Third Priority Principal Distribution Amount	6/15/2005	$—
	vii	Regular Principal Distribution Amount		$13,970,188.49

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class A Notes Outstanding	3/15/2005	$581,814,103.58
	iii	Asset Balance	5/31/2005	$640,895,166.65
	iv	85% of Asset Balance	5/31/2005	$544,760,891.65
	v	Specified Overcollateralization Amount	6/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii – iv)		$544,760,891.65
	vii	Class A Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$13,970,188.49
	viii	Class A Noteholders’ Principal Distribution Amt – After the Stepdown Date		$—

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class B Notes Outstanding	3/15/2005	$23,742,000.00
	iii	Asset Balance	5/31/2005	$640,895,166.65
	iv	89.875% of Asset Balance	5/31/2005	$576,004,531.03
	v	Specified Overcollateralization Amount	6/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii – iv)		$576,004,531.03
	vii	Class B Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt – After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class C Notes Outstanding	3/15/2005	$34,699,000.00
	iii	Asset Balance	5/31/2005	$640,895,166.65
	iv	97% of Asset Balance	5/31/2005	$621,668,311.65
	v	Specified Overcollateralization Amount	6/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii – iv)		$621,668,311.65
	vii	Class C Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt – After the Stepdown Date		$—

XIII. 2002-A Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F )		$27,563,873.68	$27,563,873.68

B	Primary Servicing Fees-Current Month plus any Unpaid		$348,963.82	$27,214,909.86

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$27,194,909.86

D	Gross Swap Payment		$3,792,517.54	$23,402,392.32

E	i	Class A-1 Noteholders' Interest Distribution Amount	$2,046,306.24	$21,356,086.08
	ii	Class A-2 Noteholders' Interest Distribution Amount	$2,987,883.08	$18,368,203.00

F	First Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$18,368,203.00

G	Class B Noteholders’ Interest Distribuition Amount		$234,201.64	$18,134,001.36

H	Second Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$18,134,001.36

I	Class C Noteholders’ Interest Distribuition Amount		$417,660.30	$17,716,341.06

J	Third Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$17,716,341.06

K	Increase to the Specified Reserve Account Balance		$0.00	$17,716,341.06

L	Regular Principal Distribution Amount - Principal Distribution Account		$13,970,188.49	$3,746,152.57

M	Carryover Servicing Fees		$0.00	$3,746,152.57

N	Swap Termination Payments		$0.00	$3,746,152.57

O	Additional Principal Distribution Amount - Principal Distribution Account		$0.00	$3,746,152.57

P	Remaining Funds to the Certificateholders		$3,746,152.57	$0.00

XIV. 2002-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$13,970,188.49	$13,970,188.49

B	i	Class A-1 Principal Distribution Amount Paid	$13,970,188.49	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00

XV. 2002-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class B	Class C
	i	Quarterly Interest Due			$2,046,306.24	$2,987,883.08	$234,201.64	$417,660.30
	ii	Quarterly Interest Paid			2,046,306.24	2,987,883.08	234,201.64	417,660.30

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$13,970,188.49	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			13,970,188.49	0.00	0.00	0.00

	ix	Difference			$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$16,016,494.73	$2,987,883.08	$234,201.64	$417,660.30

B	Note Balances			3/15/2005	Paydown Factors	6/15/2005
	i	A-1 Note Balance	78443CAA2	$253,395,103.58		$239,424,915.09
		A-1 Note Pool Factor		0.745279700	0.041088800	0.704190900

	ii	A-2 Note Balance	78443CAB0	$328,419,000.00		$328,419,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	B Note Balance	78443CAC8	$23,742,000.00		$23,742,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	C Note Balance	78443CAD6	$34,699,000.00		$34,699,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2002-A Historical Pool Information

					2004	2003	2002
			3/1/05-5/31/05	12/1/04-2/28/05	12/1/03-11/30/04	12/1/02-11/30/03	8/26/02-11/30/02

Beginning Student Loan Portfolio Balance			$607,507,705.96	$616,865,656.01	$648,773,639.91	$669,262,882.23	$663,415,806.01

	Student Loan Principal Activity
	i	Principal Payments Received	$14,256,632.00	$12,884,107.28	$43,778,007.75	$40,774,111.16	$9,045,364.96
	ii	Purchases by Servicer (Delinquencies >180)	2,232,338.35	2,524,884.77	$6,280,306.90	$1,613,577.68	45,333.74
	iii	Other Servicer Reimbursements	95.62	72.02	$503.08	$11,718.71	85.42
	iv	Seller Reimbursements	11,641.47	24,985.40	27,492.47	95,970.94	166,322.44

	v	Total Principal Collections	$16,500,707.44	$15,434,049.47	$50,086,310.20	$42,495,378.49	$9,257,106.56
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(2,738,658.11)	(5,549,563.83)	(16,871,460.38)	(18,535,453.73)	(13,326,412.85)
	iii	Capitalized Insurance Fee	($72,121.51)	($537,638.77)	(1,276,966.38)	(1,905,113.32)	($1,706,229.57)
	iv	Other Adjustments	925.29	11,103.18	(29,899.54)	(1,565,569.12)	(71,540.36)

	v	Total Non-Cash Principal Activity	$(2,809,854.33)	$(6,076,099.42)	$(18,178,326.30)	$(22,006,136.17)	$(15,104,182.78)

(-)	Total Student Loan Principal Activity		$13,690,853.11	$9,357,950.05	$31,907,983.90	$20,489,242.32	$(5,847,076.22)

	Student Loan Interest Activity
	i	Interest Payments Received	$6,854,433.13	$5,978,213.98	$19,896,179.25	$18,140,445.85	$3,704,616.78
	ii	Repurchases by Servicer (Delinquencies >180)	102,460.82	108,955.48	$260,067.22	$40,435.23	801.87
	iii	Other Servicer Reimbursements	5.36	1.21	$33.62	$317.62	14.58
	iv	Seller Reimbursements	47.81	1,121.28	$361.34	$3,351.04	10,055.09
	v	Late Fees	118,145.58	94,968.50	$305,199.70	$243,663.51	53,062.07
	vi	Collection Fees	—	—	—	—	—

	viii	Total Interest Collections	7,075,092.70	6,183,260.45	$20,461,841.13	$18,428,213.25	3,768,550.39

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	2,738,658.11	5,549,563.83	$16,871,460.38	$18,535,453.73	13,326,412.85
	iii	Other Interest Adjustments	(276.17)	1,692.74	27,784.97	1,488,353.45	67,264.86

	iv	Total Non-Cash Interest Adjustments	$2,738,381.94	$5,551,256.57	$16,899,245.35	$20,023,807.18	$13,393,677.71

	v	Total Student Loan Interest Activity	$9,813,474.64	$11,734,517.02	$37,361,086.48	$38,452,020.43	$17,162,228.10

(=)	Ending Student Loan Portfolio Balance		$593,816,852.85	$607,507,705.96	$616,865,656.01	$648,773,639.91	$669,262,882.23
(+)	Interest to be Capitalized		$6,900,121.80	$7,179,457.18	$10,104,249.68	$15,890,518.90	$21,024,060.14

(=)	TOTAL POOL		$600,716,974.65	$614,687,163.14	$626,969,905.69	$664,664,158.81	$690,286,942.37

(+)	Cash Capitalization Account Balance (CI)		$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00

(=)	Asset Balance		$640,895,166.65	$654,865,355.14	$667,148,097.69	$704,842,350.81	$730,465,134.37

XVII. 2002-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Dec-02	$690,286,942	2.47%
Mar-03	$683,893,653	2.55%
Jun-03	$677,657,756	2.19%
Sep-03	$670,917,772	1.99%
Dec-03	$664,664,159	1.80%
Mar-04	$657,168,599	1.78%
Jun-04	$647,926,122	1.79%
Sep-04	$638,223,883	1.82%
Dec-04	$626,969,906	1.94%
Mar-05	$614,687,163	2.11%
Jun-05	$600,716,975	2.30%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.